Exhibit 99.2

November 26, 2021

NOTICE OF REDEMPTION OF WARRANTS

(CUSIP 01626W119)

Dear Warrant Holder,

Alight, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on December 27, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Warrants”) to purchase shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”) for a redemption price of $0.10 per Warrant (the “Redemption Price”), that were issued under the Warrant Agreement, dated as of May 29, 2020, by and between Foley Trasimene Acquisition Corp. (n/k/a Alight Group, Inc.) (“FTAC”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Company, FTAC and the Warrant Agent. As described in further detail below, following delivery of this notice of redemption, all Warrants may be exercised either for cash, or on a cashless basis, as further described below. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.”

The Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ALIT WS” and the Common Stock is listed on the NYSE under the symbol “ALIT.” On November 24, 2021, the last reported sale price of the Warrants was $2.90 and the last reported sale price of the Common Stock was $10.48.

We understand from the NYSE that December 23, 2021, the trading day prior to the Redemption Date, will be the last day on which the Warrants will be traded on the NYSE.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Warrants will have no rights with respect to those warrants, except to receive the Redemption Price. We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Warrants for exercise.

The Company is exercising this right to redeem the Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.2 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Warrants if the Reference Value (as defined below) equals or exceeds $10.00 per share and, if the Reference Value is less than $18.00 per share, any Private Placement Warrants and Forward Purchase Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants (each as defined in the Warrant Agreement). “Reference Value” means the last reported sales price of the shares of Class A common stock for any twenty

(20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given. The Reference Value exceeded $10.00 per share during each of the twenty (20) trading days within the thirty (30) trading-day period ending on November 22, 2021, which was the third trading day prior to the date on which notice of the redemption is given, and did not exceed $18.00 during any of the twenty (20) trading days during such period. No Private Placement Warrants are outstanding, and the Forward Purchase Warrants are being concurrently called for redemption on the same terms as the outstanding Public Warrants pursuant to this notice.

EXERCISE PROCEDURES

Warrant holders have until immediately prior to 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase shares of Common Stock. Warrants may be exercised for cash at the Cash Exercise Price (as defined below) pursuant to Section 3.3.1(a) of the Warrant Agreement, or pursuant to the make-whole exercise provisions pursuant to Sections 3.3.1(c) and 6.2 of the Warrant Agreement (each, a “Make-Whole Exercise”) or as otherwise described for certain holders on a “cashless” basis.

Cash Exercise: Subject to the terms below and prior to the delivery of this notice of redemption, a Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Warrant exercised (the “Cash Exercise Price”). Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Cashless Exercise: If exercising on a “cashless basis” as a Make-Whole Exercise, a holder exercising a Warrant will surrender Warrants for a certain number of shares of Common Stock as determined in the Warrant Agreement. Accordingly, by virtue of the cashless Make-Whole Exercise of the Warrants, exercising warrant holders will receive a number of shares of Common Stock for each Warrant surrendered for exercise to be provided no later than December 13, 2021.

The number of shares that each exercising warrant holder will receive by virtue of the Make-Whole Exercise will be calculated in accordance with the provisions of Section 6.2 of the Warrant Agreement as set forth in the Election to Purchase (a form of which is attached as Annex A hereto) (the “Election to Purchase”). If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares of Common Stock the holder will be entitled to receive will be rounded down to the nearest whole number of shares of Common Stock.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Warrants may exercise their Warrants by sending a fully and properly completed Election to Purchase, duly executed and indicating, among of things, the number of Warrants being exercised to:

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Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Purchase and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price, must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase before such time will result in such holder’s Warrants being redeemed and not exercised.

WARRANTS HELD IN STREET NAME

For holders of Warrants who hold their Warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two NYSE trading days from the Redemption Date, or 5:00 p.m. New York City time on December 27, 2021, to deliver the Warrants to the Warrant Agent. Any such Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at the Redemption Price of $0.10 per Warrant), and not for exercise.

PROSPECTUS

A prospectus (and the supplements thereto) covering the Common Stock issuable upon the exercise of the Warrants is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-258350) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus (and the supplements thereto). The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our website at https://alight.com/.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.

Any questions you may have about redemption and exercising your Warrants may be directed to the Warrant Agent, Continental Stock Transfer & Trust, at its address and telephone number set forth above.

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Sincerely,

ALIGHT, INC.

/s/ Katie Rooney
Katie Rooney
Chief Financial Officer

ANNEX A

ALIGHT, INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The Warrants to purchase shares of Common Stock were called for redemption by the Company in the Notice of Redemption dated November 26, 2021 (the “Redemption Notice”) pursuant to Section 6.2 of the Warrant Agreement. Pursuant to the terms of the Warrant Agreement, each whole Warrant is exercisable for one fully paid and non-assessable share of Common Stock. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the redemption date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Redemption Notice.

The undersigned is the holder of                                      Warrants of the Company and hereby irrevocably elects to exercise the right to receive the number of shares of Common Stock as set forth below and herewith tenders payment for such shares of Common Stock, to the order of the Company, in accordance with the terms of the Warrant Agreement, pursuant to (choose one of the following):

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH:

Cash Exercise

☐ Section 3.3.1(a): in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent or by wire transfer of immediately available funds in the amount calculated as follows:

a.                                  is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(a).

b. $                                 is the aggregate Cash Exercise Price representing the product of the number of shares underlying the Warrants being exercised pursuant to Section 3.3.1(a) as represented above in “a.” multiplied by the $11.50 per share Cash Exercise Price.

Cashless Exercise (all Warrants)

☐ Section 3.3.1(c) of the Warrant Agreement as a “Make-Whole Exercise” on a “cashless basis” calculated as follows:

c.                                  is the number of shares of Common Stock underlying the Warrants the undersigned is exercising pursuant to Section 3.3.1(c) of the Warrant Agreement.

d. 55 is the number of months from the Redemption Date to the expiration date of the Warrants.

e. The “Fair Market Value,” as calculated pursuant to Sections 3.3.1 and 6.2 of the Warrant Agreement, is the volume weighted average price of the shares of Common Stock for the ten (10) trading days immediately following November 26, 2021, which is the date on which this Redemption Notice is being sent to the holders of Warrants. No later than December 13, 2021, which is one (1) Business Day after the ten (10) trading day period described above ends, the Company will provide the holders of Warrants with (a) the Fair Market Value and (b) the ratio obtained using the Fair Market Value and the value obtained in “d.” by reference to the table set forth in Section 6.2 of the Warrant Agreement.

[Signature Page Follows]

(Date of Exercise)

(Name of Investor)

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.